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                                                                   EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 8, 1996, except for Note 1, as to which the date is January 7, 1997, on our audits of the financial statements and the financial statement schedule of ICF Kaiser International, Inc. We also consent to the reference to our firm under the caption "Experts".


                                                        Coopers & Lybrand L.L.P.


Washington, D.C.
January 7, 1997